UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 17, 2007 (April 13, 2007)

(Date of Earliest Event Reported)

CREDENCE SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22366	94-2878499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 California Circle Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

408-635-4300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2007, the Company entered into an Executive Employment Agreement with Joy E. Leo, 46 (the “Leo Agreement”) pursuant to which (i) effective as of April 16, 2007, Ms. Leo is employed by the Company to render services to the Company; (ii) effective with the filing with the Securities and Exchange Commission of the Company’s quarterly report on Form 10-Q, Ms. Leo will assume the position of Senior Vice President, Chief Financial Officer and Secretary of the Company; (iii) Ms. Leo’s annual base salary will be $325,000; (iv) Ms. Leo will receive a sign-on bonus of $120,000; (v) Ms. Leo will be eligible for an annual target incentive bonus equal to sixty percent (60%) of her then-current annual base salary (“Target Bonus”); (vi) Ms. Leo will be eligible for a “special bonus” either with a target equal to twenty-five percent (25%) of the Chief Executive Officer’s target “special bonus” or some other remuneration as Ms. Leo and the Company shall mutually agree, which bonus shall be based on the Company’s achievement of performance objectives determined by the Company’s Board of Directors not two (2) months after the date of the Leo Agreement; (vii) Ms. Leo will be granted an option to purchase 250,000 shares of the Company’s Common Stock which option shall vest over a four (4) year period in accordance with the Company’s customary stock option policies; (viii) Ms. Leo will be granted 50,000 shares of restricted stock, which restricted stock grant shall vest over a period of four (4) years and be subject to the terms and conditions of the Company’s 2005 Stock Incentive Plan; (ix) and Ms. Leo will be entitled to receive certain separation benefits in the event of a termination without cause (unrelated to a change in control), including a payment equal to twelve months of her base pay, acceleration of the vesting of her stock option and restricted stock for a period of twelve months, and the continuation of benefits for a period of twelve months. In the event of a termination without cause related to a change of control, Ms. Leo will also be entitled to additional vesting of her stock option and restricted stock and possibly an additional cash payment.

Effective upon the filing of the Company’s quarterly report on Form 10-Q with the Securities and Exchange Commission, Mr. John C. Batty will be terminated as the Senior Vice President of Finance and Chief Financial Officer of the Company.

The press release issued on April 16, 2007 by the Company describing Ms. Leo’s appointment as Senior Vice President, Chief Financial Officer and Secretary of the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Executive Employment Agreement dated April 13, 2007 between the Company and Joy E. Leo

99.1	Press Release, issued April 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDENCE SYSTEMS CORPORATION

By:	/s/ Byron W. Milstead
Byron W. Milstead
Senior Vice President, General Counsel
and Assistant Secretary

Date: April 16, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Executive Employment Agreement dated April 13, 2007 between the Company and Joy E. Leo

99.1	Press Release, issued April 16, 2007.